CERTIFICATE OF INCORPORATION

                                       OF

                               VerticalBuyer, Inc.

     FIRST: The name of the corporation is VerticalBuyer, Inc.

     SECOND: The registered office of the corporation in the State of Delaware is located at 800 Delaware Avenue, City of Wilmington, New Castle County, 19801. The registered agent of the corporation at that address is Delaware Corporations Inc.

     THIRD: The purpose of the corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares of common stock having a par value of $0.01 per share.

     FIFTH: The business and affairs of the corporation shall be managed by or under the director o the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

     SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend and repeal the bylaws.

     SEVENTH:  The  corporation  reserves  the  right  to amend  or  repeal  any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

     EIGHTH: The incorporator is Delaware Corporations Inc. whose mailing address is 800 Delaware Ave., P.O. Box 8702, Wilmington, DE 19899.

    THE UNDERSIGNED, being the sole incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate of Incorporation, does certify that the facts herein stated are true, and has caused this Certificate of Incorporation to be duly executed by an authorized officer this 24th day of September, 199.


                                      DELAWARE CORPORATIONS INC.
                                      Sole Incorporator

                                      By: /s/Robin G. Brooks
                                          Robin G. Brooks, Vice President